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                                                            Exhibit 10.6(e)(iii)



                                 March 23, 1998


Louis Salamone, Jr.
221 Woods End
Basking Ridge, NJ 07920

      Re:   Employment Agreement Extension

Dear Lou:

      This letter will confirm that your Employment Agreement with Applied Graphics Technologies, Inc. ("AGT") effective June 3, 1996 through June 2, 1998 (the "Agreement") is extended up to and including June 2, 2000. All the terms and conditions of the Agreement shall remain in full force and effect, except as modified below:

      1. Subject to the terms and conditions of the Agreement, AGT will continue to employ you for the period beginning June 3, 1998 and ending on June 2, 2000 (the "Extension Term"). You will continue to serve as Senior Vice President and Chief Financial Officer of AGT. During the Extension Term you will perform the duties of such positions and such other duties as may be assigned or delegated to you by the Chief Executive Officer or any other person designated by the Chief Executive Officer.

      2. AGT will pay you a salary at the rate of $290,000 per annum during the Extension Term.

      If this letter accords with your understanding, please sign below and return it to me.

                                        Sincerely,

                                        APPLIED GRAPHICS
                                        TECHNOLOGIES, INC.

                                        /s/ Martin D. Krall
                                        -----------------------------
                                        Martin D. Krall

Accepted and Agreed to:

     /s/ Louis Salamone, Jr.                       4/24/98
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       Louis Salamone, Jr.                           Date